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Exhibit 3.3

THE COMMONWEALTH OF MASSACHUSETTS

THE COMMONWEALTH OF MASSACHUSETTS
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF ORGANIZATION
(General Laws, Chapter 156B)

ARTICLE I*

The exact name of the corporation is:

        Cadmus and Cascades Recycling, Inc.

* Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8-1/2 by 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

ARTICLE II

        The purpose of the corporation is to engage in the following business activities:

  To conduct the business of providing labor to socially and ecologically responsible ventures as a corporation organized under M.G.L. Chapter 156B, as amended from time to time.

  To engage in any other lawful activities which may be carried on by a business organized as a corporation under M.G.L. Chapter 156B, whether or not related to those activities described in the preceding paragraph, including but not limited to the collection and processing of materials to recover materials for continued human use.

ARTICLE III

        State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Common:	200,000	Common:

Preferred:		Preferred:

ARTICLE IV

        If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

        One class of members.

ARTICLE V

        The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

ARTICLE VI

        **Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

        In accord with the provisions of M.G. L. Chapter 156B it is hereby provided that no person of the corporation shall be liable for civil damages to the extent and with the limitations, set forth in said statute.

** If there are no provisions state "None". Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

        All corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided by law. In furtherance and not in limitation of the owners conferred by statute, the Board of Directors is expressly authorized to make, amend, or repeal the By-laws of the Corporation in whole or in part, except with respect to any provision thereof which by-law or the By-Laws requires action by the stockholders and subject to the power of the stockholders and to amend or repeal any By-Law adopted by the Board of Directors.

        Meetings of the stockholders of the Corporation may be held anywhere within the United States.

        The Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

        In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the directors of the Corporation are in any way interested in or connected with any other party to such contract or transaction or are themselves parties to such contract or transaction, provided that the interest in any such contract or transaction of any such director shall at the time be fully disclosed or otherwise known to the

Board of Directors. Any director of the Corporation may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize such contract or transaction and may vote and act upon any matter, contract or transaction between the Corporation and any other person without regard to the fact that he is also a stockholder, director or officer of, or has any interest in, such other person with the same force and effect as if he were not such stockholder, director or officer or not so interested. Any contract or other transaction of the Corporation or of the Board of Directors or of any committee thereof which shall be ratified by majority of the holders of the issued and outstanding stock entitled to vote at any annual meeting or any special meeting called for that purpose shall be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify such contract or other transaction, when and if submitted, shall not be deemed in any way to render the same invalid or deprive the directors and officers of their right to proceed with such contract or other transaction.

ARTICLE VII

        The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

ARTICLE VIII

        The information contained in Article VIII is not a permanent part of the Articles of Organization.

  a.
  The street address (post office boxes are not acceptable) of the principal office of the Corporation in Massachusetts is:

      290 Hubbard Avenue, Pittsfield, Massachusetts 01201

  b.
  The name, residential address and post office address of each director and officer of the corporation is as follows:
	Name	Residential Address	Post Office Address
President:	Norman Boisvert	41, rue Comeau, C.P. 122 Kingsey Falls, Qc J0A 1B0
Vice President:	Rina P. McGuire	40, Place du Rhone, Apt 608 St-Lambert, Qc J4S 1W7
Treasurer:	Stephan Campeau	1570 Terrasses Garnier Montreal, Qc H2C 1M9
Clerk:	Andre Fortin	12280, rue St-Evariste Montreal, Qc H4J 2B7
Directors:	Jean Jobin	101, rue-Iberville Notre Dame Ile Perrot, J7V 9C7
	Norman Boisvert	Same as above

Rina P. McGuire	Same as above
Andre Fortin	Same as above
Stephan Campeau	Same as above
John G. Root, Jr.	135 Jug End Road Great Barrington, MA 01230
  c.
  The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

  d.
  The name and business address of the resident agent, if any, of the corporation is:

    Kirk Whitaker Jones
    80 Maple Avenue
    Great Barrington, MA 01230

ARTICLE IX

        By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

        IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 18th day of April, 1996.

    Kirk Whitaker Jones
    80 Maple Avenue
    Great Barrington, MA 01230

        Note: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

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  Exhibit 3.3
THE COMMONWEALTH OF MASSACHUSETTS William Francis Galvin Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512
ARTICLES OF ORGANIZATION (General Laws, Chapter 156B)
ARTICLE I*
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI
ARTICLE VII
ARTICLE VIII
ARTICLE IX